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                                                                    EXHIBIT (21)


                            SUBSIDIARY OF REGISTRANT



                                                         STATE OR COUNTY OF
NAME OF SUBSIDIARY                                           INCORPORATION
------------------                                           -------------
Southern Michigan Bank & Trust                                  Michigan


Southern Michigan Bancorp, Inc. is the immediate parent and owns 100% of the outstanding shares of Southern Michigan Bank & Trust.